                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-85654

         PROSPECTUS SUPPLEMENT NO. 5 TO PROSPECTUS DATED JUNE 21, 2002

                                       OF

                              CALPINE CORPORATION
                                  RELATING TO

                       RESALES BY SELLING SECURITYHOLDERS
                                       OF
                          4% CONVERTIBLE SENIOR NOTES
    AND SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THE SENIOR NOTES

     This Prospectus Supplement supplements the Prospectus dated June 21, 2002, as supplemented to date (the "Prospectus"). This Prospectus Supplement should be read in conjunction with the Prospectus, which is to be delivered by selling securityholders to prospective purchasers along with this Prospectus Supplement. The information in the following table supercedes in part and supplements the information in the relevant section in the Prospectus.

                                                                                                SHARES OF
                                          AGGREGATE                                               COMMON
                                      PRINCIPAL AMOUNT         SHARES OF        SHARES OF   STOCK BENEFICIALLY
                                          OF NOTES               COMMON          COMMON           OWNED
                                     BENEFICIALLY OWNED          STOCK            STOCK      AFTER COMPLETION
SELLING HOLDERS                          AND OFFERED       BENEFICIALLY OWNED    OFFERED     OF THE OFFERING
---------------                      -------------------   ------------------   ---------   ------------------
CRT Capital Group, LLC(1)..........       4,500,000             249,031          249,031            0
Mackay Shields Long/Short Fund.....          90,000               4,980            4,980            0
UBS O'Connor LLC f/b/o UBS Global
  Equity Arbitrage Master
  Ltd.(2)..........................       5,500,000             304,371          304,371            0

---------------

(1) CRT Capital Group, LLC has advised that it has acquired $4,500,000 in aggregate amount of the Senior Notes since it was originally listed on the Prospectus dated June 21, 2002 and wishes to register this amount.

(2) UBS O'Connor LLC f/b/o UBS Global Equity Arbitrage Master Ltd. has advised that the amount indicated above is in addition to the amount that was previously registered in Prospectus Supplement No. 3 and that it wishes to register this additional $5,500,000 in aggregate principal amount of the Senior Notes.
                             ---------------------

                   Prospectus Supplement dated August 9, 2002